UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 14, 2013

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, Acorn Energy, Inc.'s subsidiaries GridSense Inc. and GridSense Pty Ltd. adopted the Gridsense Employee Incentive Plan. The plan is intended to incent officers, employees, directors and consultants of GridSense Inc. and CHK GridSense Pty. Ltd. to grow the value of the GridSense companies by granting them awards in a bonus pool.  Such pool will consist of 17% of the consideration received upon the sale of all or substantially all of the assets or securities of one or more of the GridSense entities, net of transaction expenses and agreed-upon returns to Acorn of and on its invested capital in such entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of January, 2013.

ACORN ENERGY, INC.

By: /s/Heather K. Mallard

Name: Heather K. Mallard

Title: Vice President, General Counsel & Secretary